UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2003

CALICO COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27431	77-0373344
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

533 Airport Boulevard, Suite 400
Burlingame, California 94010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 373-2092

Item 3. Bankruptcy or Receivership
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3
EXHIBIT 99.1

Item 3.       Bankruptcy or Receivership.

          On August 14, 2003, the United States Bankruptcy Court for the Northern District of California, San Jose Division, entered its Order Confirming First Amended Joint Plan of Reorganization (Dated June 30, 2003) (the “Order”), Case No. 01-56101-MSJ, which confirms the First Amended Joint Plan of Reorganization (Dated June 30, 2003) (the “Plan”) filed by Calico Commerce, Inc. and the Official Committee of Equity Security Holders appointed in the case.

          The Plan is filed as Exhibit 2.2 to this Form 8-K. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The principal provisions of the Plan are as follows:

•	The “Effective Date” of the Plan is August 26, 2003.

•	The “Record Date” is the close of business on August 26, 2003.

•	The Plan provides for payment in full of all administrative claims.

•	The Plan provides for the payment in full of all undisputed, non-contingent claims of creditors against the Company, plus interest at the rate of two and twenty one hundredths percent (2.21%) per annum.

•	All remaining assets will be distributed to the Company’s stockholders in one or more liquidating distributions. Distributions will be made to all stockholders of record as of the Record Date, which is defined in the Order as the close of business on August 26, 2003 (the “Record Date”). Payment to the holders of undisputed, non-contingent claims will be made on or shortly after the Effective Date of the Plan; initial distributions to stockholders are expected to be made by November 2003.

•	The Company’s stock transfer ledgers shall be closed on, and no transfers of the Company’s Common Stock shall be recognized on its books after the Record Date.

•	The Plan also provides for resolution of the class claim filed in the Company’s chapter 11 case by the plaintiffs in the purported class action lawsuit pending in the United States District Court for the Southern District of New York. The Plan incorporates a compromise reached in principle between the Company, the Equity Committee, counsel for the class action plaintiffs, and the director-defendants who had filed indemnity claims against the Company. The compromise provides that jurisdiction and venue over the class action claim will be transferred for settlement or judgment to the District Court. The sole sources of recovery on the claim are to be the proceeds of directors’ and officers’ insurance policies issued to the Company, and certain potential claims to be assigned by the company to a Litigation Trust established for the benefit of the plaintiffs holding the class action claim. These terms are consistent with the global settlement agreement between the plaintiffs and the issuer defendants in the over 300 consolidated IPO laddering lawsuits announced by the Plaintiffs’ Executive Committee on June 26, 2003.

•	The disbursing agent is the Company, provided that the Company is authorized to retain the services of American Stock Transfer and Trust Company, ADP Proxy Services and Depositary Trust Corporation to assist it in distributions under the Plan.

          After final distribution of all remaining assets to creditors and equity holders in one or more distributions, and after entry of the final decree in the bankruptcy case, the Company expects to dissolve.

          The total outstanding shares of Common Stock of the Company as of the confirmation date of the Plan was 39,417,057 shares, with 446 stockholders of record.

          The Company’s principal asset is cash and cash equivalents, and such cash will be the primary source of funds for implementation of the Plan. As of July 31, 2003, the Company had total assets of $28,147,091, and total liabilities of $4,918,172. The Company expects to incur additional costs to implement the Plan as described in the Disclosure Statement filed in support of the Plan.

          Copies of the Order Confirming First Amended Joint Plan of Reorganization (Dated June 30, 2003), the First Amended Joint Plan of Reorganization (Dated June 30, 2003), and the Monthly Operating Report for the month ended July 31, 2003, are attached hereto as Exhibits 2.1, 2.2, and 2.3 respectively, and are incorporated herein by reference.

          Statements with regard to the Disclosure Statement, the Plan and the Order as set forth in this press release are qualified in their entirety by the more detailed information appearing in the Plan and the Order.

          On August 15, 2003, the Company issued a press release announcing that the United States Bankruptcy Court had entered the Order. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 7.       Financial Statements and Exhibits.

(c)	Exhibits.

          The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Order Confirming First Amended Joint Plan of Reorganization (Dated June 30, 2003).

2.2	First Amended Joint Plan of Reorganization (Dated June 30, 2003).

2.3	Monthly Operating Report for the month ended July 31, 2003.

99.1	Press Release dated August 15, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2003	CALICO COMMERCE, INC.

/s/ James B. Weil

James B. Weil President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Order Confirming First Amended Joint Plan of Reorganization (Dated June 30, 2003).

2.2	First Amended Joint Plan of Reorganization (Dated June 30, 2003).

2.3	Monthly Operating Report for the month ended July 31, 2003.

99.1	Press Release dated August 15, 2003.

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